UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2015

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2015, Xenith Bankshares, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (together with the form of note attached thereto, the “Note Purchase Agreement”) with the purchaser named therein (the “Purchaser”) pursuant to which the Company agreed to issue and sell $8.5 million in aggregate principal amount of its 6.75% Subordinated Notes due 2025 (the “Notes”) to the Purchaser.

The Notes will be unsecured and subordinate and junior in right of the Company’s payment to general and secured creditors. The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The Notes will bear interest at an annual fixed rate of 6.75% and will mature on June 26, 2025. The interest on the Notes will be paid quarterly in arrears on March 31, June 30, September 30 and December 31.

The Note Purchase Agreement contains customary representations and warranties, covenants and events of default. Upon the occurrence of certain bankruptcy-related events, the Purchaser has the right to declare all of the Notes then outstanding immediately due and payable.

The Company is not permitted to declare or pay any dividend or make any distribution on its capital stock or any other of its equity securities of any kind, except for dividends payable solely in shares of the Company’s common stock, if the total risk-based capital ratio, Tier 1 risk-based capital ratio or leverage ratio of the Company or Xenith Bank, its wholly-owned subsidiary, becomes less than 10.0%, 6.0% or 5.0%, respectively.

The Company may not redeem the Notes prior to June 26, 2020, except that in the event (i) the Notes no longer qualify as Tier 2 capital as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after June 26, 2015, or (ii) of a Tax Event (as defined in the Note Purchase Agreement), the Company may redeem the Notes, in whole or in part, at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest to, but excluding, the date fixed for redemption.

On or after June 26, 2020, the Company may redeem the Notes, in whole or in part, for a redemption price equal to 100% of the principal amount of the Notes, or portion thereof, to be redeemed, plus accrued but unpaid interest, if any, thereon to, but excluding, the date fixed for redemption.

The Company intends to use the net proceeds from the issuance and sale of the Notes to fund the redemption (the “Redemption”) of all of the outstanding 8,381 shares of the Company’s preferred stock designated as Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “SBLF Preferred Stock”), held by the U.S. Treasury under the Small Business Lending Fund program.

Nothing in this Current Report on Form 8-K shall be deemed to constitute notice of redemption of the SBLF Preferred Stock; such redemption will only be effected pursuant to a notice of redemption in accordance with the terms of the Small Business Lending Fund – Securities

Purchase Agreement, dated September 21, 2011, between the Company and the Secretary of the U.S. Treasury, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 27, 2011.

The foregoing description of the Notes and the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements made in this Current Report on Form 8-K reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to the Company. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to the Company. If a change occurs, the Company’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the ability to obtain required regulatory approvals for the Redemption and the other risks discussed in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including those outlined in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 that the Company filed with the SEC on March 6, 2015. Except as required by applicable law or regulations, the Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information with respect to the restrictions on the Company’s ability to declare or pay dividends or make distributions on its capital stock set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of 6.75% Subordinated Notes due 2025 (included as Exhibit A to Exhibit 10.1 hereto)

10.1	Subordinated Note Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015

XENITH BANKSHARES, INC.

By:	/s/ T. Gaylon Layfield, III
T. Gaylon Layfield, III
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit

4.1	Form of 6.75% Subordinated Notes due 2025 (included as Exhibit A to Exhibit 10.1 hereto)

10.1	Subordinated Note Purchase Agreement

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